Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (the “First Amendment”) is made and entered into as of October 16, 2015 (“Effective Date”), by HAMERON PROPERTIES I, LLC, a Kentucky limited liability company, whose address is 1500 S Pope Lick Rd, Louisville, KY 40299 (hereinafter referred to as “Seller”), and CAFEPRESS INC., a Delaware corporation, whose address is 6901A Riverport Dr, Louisville, KY 40258 (hereinafter referred to as “Purchaser”).

RECITALS:

A.	Pursuant to that certain Purchase Agreement dated October 9, 2015, between Seller and Purchaser (the “Original Contract”), Seller has agreed to sell, convey, transfer and assign to Purchaser, and Purchaser has agreed to purchase and acquire from Seller, the Property and Post-Closing Parcel, as such terms are defined in the Original Contract, upon the terms and conditions set forth in the Original Contract. As used herein, the Original Contract as modified by this First Amendment is herein referred to as the Contract.

B.	The Seller and Purchaser desire to delete the Seller Contingency set forth in Section 29 of the Original Contract, and in connection therewith, to add a new Right of First Refusal to lease to be granted by Purchaser to Center for Comprehensive Services, Inc. d/b/a Neurorestorative Kentucky, upon the terms and conditions set forth herein.

C.	Each capitalized term used in this First Amendment, unless otherwise expressly defined herein, shall have the meaning set forth in the Original Contract.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Original Contract, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby amend the Original Contract in the manner set forth in this First Amendment:

1.	Section 29 of the Original Contract is hereby deleted in its entirety and replaced with the following:

29. Right of First Refusal. If after the Closing but prior to January 31, 2021 (the “ROFR Period”), Purchaser receives a written bona-fide offer of intent from a prospective tenant, who is not an Affiliate of Purchaser, to lease all or a portion of the Property which Purchaser desires to accept (an “Offer”), Purchaser shall give written notice of the material terms of the Offer to the Center for Comprehensive Services, Inc. d/ b/a Neurorestorative Kentucky (“Neurorestorative”) at 11901 Shelbyville Road, Louisville, Kentucky and also to Neurorestorative at 6600 France Avenue South, Suite 500, Edina Minnesota 55435 (the “Offer Notice”). Neurorestorative shall have the right to lease all or a portion of the Property as described in the Offer from Purchaser for a minimum five (5) year term upon the same economic terms and conditions as set forth in paragraph 38 of the Lease dated March 20, 2015 between Seller and Neurorestorative, which right may be exercised by Neurorestorative by giving written notice to Purchaser within fifteen (15) days of receipt of the Offer Notice. Provided however, if Neurorestorative exercises such right and enters into a lease agreement with Purchaser,

Seller shall pay to Purchaser, monthly for the first sixty (60) months of such lease term, a sum equal to the difference between the monthly rental rate (exclusive of common area maintenance, real estate taxes, insurance or similar other charges) paid pursuant to the lease with Neurorestorative and the monthly rental rate (exclusive of common area maintenance, real estate taxes, insurance or similar other charges) required to be paid pursuant to the terms set forth in the Offer. If Neurorestorative fails to exercise such right through written notice to Purchaser within fifteen (15) days of receipt of the Offer Notice, Purchaser shall be free to lease the Property according to the terms and conditions of a written lease with such prospective tenant, which lease may include terms and conditions that are not inconsistent with, or more favorable than, the terms and conditions of the Offer. If Purchaser fails to consummate a lease with such prospective tenant, Neurorestorative shall continue to have a right of first refusal to lease all or a portion of the Property for the remainder of the ROFR Period As used herein “Affiliate” shall mean an entity that controls, is controlled by or is under common control with Purchaser. The provisions of this Section 29 shall survive the Closing and conveyance of the Property to Purchaser.

2.	Remainder of Original Contract. Except to the extent expressly amended or modified pursuant to this First Amendment, Seller and Purchaser hereby expressly ratify and reaffirm their respective covenants, agreements, obligations, representations and warranties set forth in the Original Contract. Purchaser and Seller hereby acknowledge that this First Amendment shall be binding on Purchaser and Seller upon execution and delivery of a signed counterpart signed by each pursuant to email transmission or hand delivery on or before the Effective Date.

3.	Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

4.	Binding Effect. This First Amendment shall be binding upon and shall inure to the benefit of Seller and Purchaser and their permitted successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this First Amendment to the Original Contract as of the Effective Date, but actually executed by each on the date set out below.

PURCHASER

CafePress Inc., a Delaware corporation

By:	/s/ Garett Jackson

Name:	Garett Jackson
Title:	Chief Financial Officer

Date:	10/16/15

SELLER

Hameron Properties I LLC, a Kentucky limited liability company

By:	/s/ RJ HAMERON
Name:	RJ HAMERON / HAMERON PROPERTIES I, LLC
Title:	MEMBER

Date:	10-16-15

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